Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS Fortitude Mining Holdings, Inc. and Subsidiaries As of and for the Years Ended December 31, 2025 and 2024 With Report of Independent Registered Public Accounting Firm

Fortitude Mining Holdings, Inc. and Subsidiaries

Report of Independent Registered Public Accounting Firm

To the Member and Board of Directors of

Fortitude Mining Holdings, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fortitude Mining Holdings, Inc. and Subsidiaries (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of operations, changes in stockholder’s / member’s equity, and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

/s/ CBIZ CPAs P.C.

We have served as the Company’s auditor since 2025.

New York, NY

March 13, 2026

Fortitude Mining Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31,
	2025	2024
Assets
Cash	$9,995	$4,496
Digital assets	3,413	77
Deposits	903	1,576
Due from related party	13	46
Prepaid expenses and other current assets	984	324
Total current assets	15,308	6,519
Property and equipment, net	39,646	59,938
Deposits, net of current portion	10,767	8,986
Right-of-use assets	2,812	1,732
Intangible asset, net	4,259	—
Total assets	$72,792	$77,175

Liabilities and stockholder's / member's equity
Liabilities:
Accounts payable and accrued expenses	$2,989	$2,648
Lease liabilities, current portion	350	278
Total current liabilities	3,339	2,926
Deferred tax liability	4,172	—
Lease liabilities, net of current portion	2,454	1,420
Total liabilities	9,965	4,346

Commitments and Contingencies (Note 15)

Stockholder's / member's equity:
Member's equity	—	72,829
Common stock, $0.0001 par value; 10,000,000 shares authorized; 5,000,000 issued and outstanding as of December 31, 2025	1	—
Additional paid-in capital	59,507	—
Retained earnings	3,319	—
Total stockholder's / member's equity	62,827	72,829
Total liabilities and stockholder's / member's equity	$72,792	$77,175

The accompanying notes are an integral part of these consolidated financial statements.

Fortitude Mining Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands)

	Years Ended December 31,
	2025	2024
Revenues:
Mining revenues, net (includes related party amounts of $58,091 and $61,364, respectively)	$89,482	$81,780
Other revenue	15	—
Total revenues	89,497	81,780

Costs and expenses:
Cost of revenues (exclusive of depreciation shown below)	60,455	54,653
Depreciation and amortization	32,570	30,374
General and administrative expenses	9,936	7,997
Loss on disposal of equipment, net	2,600	2,767
Impairment of mining equipment	—	552
Change in fair value of digital assets, net	367	(173)
Total operating expenses	105,928	96,170

Other income:
Rental income - related party	72	8
Total other income	72	8

Loss before income taxes	(16,359)	(14,382)

Income tax benefit	3,683	—

Net loss	$(12,676)	$(14,382)

The accompanying notes are an integral part of these consolidated financial statements.

Fortitude Mining Holdings, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholder's / Member's Equity

(in thousands, except share amounts)

	Member's	Common Stock		Additional Paid-in	Retained
	Equity	Shares	Amount	Capital	Earnings	Total
Balance, January 1, 2024	$63,260	—	$—	$—	$—	$63,260
Net investment from Parent	20,676	—	—	—	—	20,676
Capital contributions from Parent	2,936	—	—	—	—	2,936
Stock-based compensation	339	—	—	—	—	339
Net loss	(14,382)	—	—	—	—	(14,382)
Balance, December 31, 2024	72,829	—	—	—	—	72,829
Capital contributions from Parent	200	—	—	9,616	—	9,816
Stock-based compensation	30	—	—	65	—	95
Net (loss) income	(15,995)	—	—	—	3,319	(12,676)
Effect of the Reorganization	(57,064)	5,000,000	1	49,826	—	(7,237)
Balance, December 31, 2025	$—	5,000,000	$1	$59,507	$3,319	$62,827

The accompanying notes are an integral part of these consolidated financial statements.

Fortitude Mining Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(12,676)	$(14,382)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	32,570	30,374
Impairment of mining equipment	—	552
Loss on disposal of equipment, net	2,600	2,767
Mining revenues, net	(89,482)	(81,780)
Other revenue	(15)	—
Proceeds from the sale of digital assets	81,681	78,627
Digital assets paid for services	4,113	3,249
Change in fair value of digital assets, net	367	(173)
Stock-based compensation	95	339
Deferred income taxes	(3,065)	—
Change in operating assets and liabilities:
Deposits	2,863	(1,022)
Due from related party	33	(46)
Prepaid expenses and other current assets	(660)	(164)
Right-of-use assets	329	274
Accounts payable and accrued expenses	341	645
Lease liabilities	(303)	(264)
Net cash provided by operating activities	18,791	18,996

Cash flows from investing activities:
Purchases of property and equipment	(9,570)	(37,379)
Deposits on property and equipment	(7,004)	(1,449)
Proceeds from disposal of property and equipment	230	716
Aurora acquisition	(6,305)	—
Net cash used in investing activities	(22,649)	(38,112)

Cash flows from financing activities:
Capital contributions from Parent	9,357	2,936
Net investment from Parent	—	20,676
Net cash provided by financing activities	9,357	23,612

Net increase in cash	5,499	4,496
Cash, beginning of year	4,496	—
Cash, end of year	$9,995	$4,496

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—
Non-cash investing and financing activities:
Capitalizations of deposits to property and equipment	$1,449	$10,293
Deferred tax liability contributed from Parent	$7,237	$—
Property and equipment contributed from Parent	$459	$—
Hosting deposit applied to Aurora acquisition purchase price	$1,584	$—
Right-of-use assets obtained in exchange for lease liabilities	$1,409	$—

The accompanying notes are an integral part of these consolidated financial statements.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands, except share, per share, and digital asset amounts)

Note 1. Organization and Nature of Operations

Fortitude Mining Holdings, Inc. (together, with its wholly-owned subsidiaries collectively referred to as “Fortitude” or the “Company”) was incorporated in the state of Delaware on August 12, 2025 in connection with an internal corporate reorganization, as further described below. The Company is a wholly-owned subsidiary of Digital Currency Group, Inc. (“DCG” or the “Parent”). The Company operates a digital asset mining business focused on achieving strong returns by mining Bitcoin and other high-growth digital assets in emerging ecosystems. The Company performs its mining operations at its owned and leased mining sites.

The digital asset mining operations of the Company historically were a component of Foundry Digital, LLC (“Foundry”), a wholly-owned subsidiary of DCG, and did not operate as a standalone company. On October 1, 2024, as further detailed below, the digital asset mining operations were carved out of Foundry, and Fortitude began operating as a standalone entity (the “Transaction”).

Reorganization

On August 14, 2025, pursuant to a distribution and contribution agreement, DCG implemented an internal corporate reorganization in which DCG and certain of its subsidiaries contributed the membership interests of Fortitude Mining, LLC to the Company in exchange for 5,000,000 shares of common stock of the Company (the “Reorganization”). The Reorganization was considered to be a transaction between entities under common control and the historical operations of Fortitude Mining, LLC prior to the Reorganization are deemed to be those of the Company. Thus, these consolidated financial statements reflect (i) the historical operating results of Fortitude Mining, LLC prior to the Reorganization, including the assets and liabilities of Fortitude Mining, LLC at their historical cost; and (ii) the consolidated results of the Company following the Reorganization. Further, in connection with the Reorganization and the Company’s change in tax status as an entity subject to U.S. federal and state income taxes, certain deferred tax liabilities relating to the historical operations of the Company in the amount of $7,237 were contributed from DCG to the Company. The Reorganization, including these deferred tax liabilities, are presented within the effect of the Reorganization in the Consolidated Statements of Changes in Stockholder’s / Member’s Equity.

Liquidity and Capital Resources

On an annual basis, as required by Accounting Standards Codification (“ASC”) 205, Presentation of Financial Statements – Going Concern, the Company performs an evaluation to determine whether there are conditions or events (known and reasonably knowable), considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued. The Company has funded its operational strategy with cash flows from operations including the liquidation of digital assets mined, as well as capital contributions from Parent. The Company historically has required significant investments in property and equipment for use in its mining operations.

As of December 31, 2025, the Company had cash and working capital balances of $9,995 and $11,969, respectively. The Company believes that its existing financial resources, including its anticipated cash flows from operations, will be sufficient to meet its operating and capital requirements for at least 12 months from the date these consolidated financial statements are issued. In the event additional liquidity is required, the Company may not be able to timely secure additional debt or equity financings on favorable terms, if at all, from Parent or third parties, which could limit the Company’s ability to support its operational strategy.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company, and have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Prior to the Transaction on October 1, 2024, the financial statements have been prepared on a carve-out basis. All intercompany transactions and balances have been eliminated in consolidation.

On June 18, 2024, the Company, entered into an asset contribution agreement with Foundry and DCG Holdco II, LLC (“DCG Holdco”), as amended and restated, pursuant to which Foundry agreed to contribute certain assets and liabilities of Foundry’s digital asset mining operations to DCG Holdco, and thereafter, DCG Holdco further contributed such assets to the Company for no consideration effective October 1, 2024. In addition, on November 6, 2024, the Company entered into a contribution agreement by and among DCG, DCG Real Estate Holdings LLC, DCG Real Estate LLC, and DCG Holdco pursuant to which DCG Real Estate Holdings LLC contributed all of the issued and outstanding membership interests of Fairport 45 O’Connor LLC through a series of transactions to the Company for no consideration (together, the “Contribution Agreement”). The net assets transferred pursuant to the Contribution Agreement represent a transfer of net assets under common control and therefore were recognized by the Company at the historical cost and carrying value of Foundry.

Prior to the Transaction, the digital asset mining operations of the Company historically were a component of Foundry and did not operate as a standalone company. These consolidated financial statements, representing the historical assets, liabilities, operations and cash flows attributable to the digital asset mining operations of the Company, have been prepared on a carve-out basis. Subsequent to October 1, 2024 and the effectiveness of the Contribution Agreement, the assets, liabilities, operations and cash flows presented within these consolidated financial statements are of Fortitude as a standalone legal entity. Historically, separate financial statements had not been prepared for Fortitude and it had not operated as a standalone business from Foundry.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands, except share, per share, and digital asset amounts)

All revenues and costs, as well as assets and liabilities that were directly associated with what was historically Foundry’s mining operations, are included in these consolidated financial statements on a carve-out basis. Additional costs allocated to Fortitude include corporate general and administrative expenses including, but not limited to, employee compensation and benefits, professional services, facilities and corporate office expenses, information technology, and stock-based compensation. Other than costs that were identified as directly attributable to the digital asset mining operations, the corporate and general and administrative expenses allocated are primarily based on an estimate of headcount and time-spent of historical Foundry employees that participated in the digital asset mining operations. Management believes the assumptions underlying these consolidated financial statements, including the expense methodology and resulting allocation, are reasonable for all periods presented, however, the allocations may not include all of the actual expenses that would have been incurred by the Company and may not reflect its results of operations, financial position and cash flows had it been a standalone company during the carve-out periods presented. Actual costs that might have been incurred had the Company been a standalone company during the entirety of the periods presented would depend on a number of factors, including the organizational structure, what corporate functions the Company might have performed directly or outsourced, and strategic decisions the Company might have made in areas such as executive management, legal and other professional services, and certain corporate overhead functions. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

All intracompany transactions within Fortitude have been eliminated, and all intercompany transactions between Fortitude, Foundry, or Parent prior to the Transaction are considered to be effectively settled in Fortitude’s consolidated financial statements at the time the transactions are recorded. The total net effect of these intercompany transactions considered to be settled is reflected in the Consolidated Statements of Cash Flows within financing activities and in the Consolidated Statements of Changes in Stockholder’s / Member’s Equity as net investment from Parent and capital contributions from Parent.

Fortitude’s equity balance in its consolidated financial statements represents the excess of total liabilities over assets. Net investment from Parent is primarily impacted by contributions or distributions with Parent which are the result of net funding provided by or distributed to Parent.

Prior to the Transaction, cash was managed through bank accounts controlled and maintained by Foundry. Fortitude did not have legal ownership of any bank accounts containing cash balances prior to the Transaction. As such, cash held in commingled accounts with Foundry prior to the Transaction is presented within net investment from Parent, which is a component of stockholder’s / member’s equity on the Consolidated Balance Sheets. In addition, all digital assets acquired in mining operations were managed in wallets controlled and maintained by Foundry. Fortitude did not have legal ownership of any wallets containing digital assets and therefore did not recognize any gains or losses from digital assets prior to the Transaction. As such, digital assets held in commingled accounts with Foundry prior to the Transaction are also presented within net investment from Parent.

Use of Estimates

The preparation of the consolidated financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. The Company evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company’s significant estimates and assumptions include estimation of useful lives of property and equipment, fair value of the intangible asset, evaluation of impairment of property and equipment and intangible asset, deferred income taxes and the fair value of stock-based awards. Actual results could differ from those estimates.

Revenue Recognition

The Company participates in mining pools operated by a third party, as well as pools operated by Foundry. As a participant in the mining pools, the Company provides a service to perform hash calculations for the mining pool, which is an output of its ordinary activities.

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of the revenue standard is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle: (1) identify the customer contract; (2) identify performance obligations that are distinct; (3) determine the transaction price; (4) allocate the transaction price to the distinct performance obligations; and (5) recognize revenue as the performance obligations are satisfied.

The Company considers the mining pool operators to be its customers under ASC 606. Contract inception and the Company’s enforceable right to consideration begins when the Company commences providing hash calculation services to the mining pool operators. Refer to Note 3 for further information.

Cost of Revenues

Cost of revenues consists primarily of direct costs related to mining operations, including electricity and other utilities, co-location hosting fees, labor, insurance, and equipment repairs, but excludes depreciation, which is separately presented.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands, except share, per share, and digital asset amounts)

Cash

The Company maintains cash at institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”). Cash balances, at times, may exceed levels insured by the FDIC, however, the Company does not believe there is a significant credit risk with respect to these balances.

Digital Assets

Digital assets are earned as noncash consideration for providing hash computation services to mining pools, in accordance with the Company’s revenue recognition policy. The Company uses fair value as its method of accounting for its digital assets that are within the scope of ASC 350-60, Intangibles - Goodwill and Other - Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets. The fair value for each underlying digital asset is determined by which of the eligible digital asset exchanges is the Company’s principal market and valued using the prices as reported by such digital asset exchanges as of 4 pm EST on the last day of the Company’s reporting period. The Company has deemed the price of its digital assets to be a Level 1 input under the ASC 820, Fair Value Measurement (“ASC 820”), hierarchy as these were based on observable quoted prices in the Company’s principal market for identical assets. Gains and losses from remeasurement of digital assets are recorded within change in fair value of digital assets, net on the Consolidated Statements of Operations. Realized gains and losses are calculated using the specific identification method and are also recorded within change in fair value of digital assets, net on the Consolidated Statements of Operations. The cost of each digital asset is determined using a specific identification method which allocates cost based on a tranche methodology, with each group of digital assets acquired being deemed a tranche.

Property and Equipment, Net

Property and equipment is stated at cost, less accumulated depreciation. Maintenance and repairs are expensed when incurred. Additions and improvements that extend the economic useful life of the asset are capitalized and depreciated over the remaining useful lives of the assets. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts, and any resulting gain or loss is reflected in current earnings. Depreciation is provided using the straight-line method in amounts considered to be sufficient to amortize the cost of the assets to operations over their estimated useful lives as follows. Land is not depreciated.

Useful life (years)
Mining and other computer equipment	3 - 5
Buildings	39
Furniture and fixtures	5
Leasehold improvements	**

** Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

Long-Lived Assets, Including Definite-Lived Intangible Asset

The Company’s definite-lived intangible asset consists of strategic contracts which are amortized using the straight-line method over the estimated economic life of the asset.

Long-lived assets, including the definite-lived intangible asset and property and equipment, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows derived from such assets. Factors that the Company considers in deciding when to perform an impairment review include significant changes in the Company’s forecasted projections for the asset or asset group for reasons including, but not limited to, significant changes, or planned changes in the Company’s use of the assets and significant negative industry or economic trends. The impairment test is based on a comparison of the undiscounted cash flows expected to be generated from the use of the asset group to the carrying value of the assets. If impairment is indicated, the asset is written down by the amount by which the carrying value of the asset exceeds the related fair value of the asset with the related impairment charge recognized within the Consolidated Statements of Operations. No impairments of the definite-lived intangible asset or property and equipment were recognized during the year ended December 31, 2025. See Note 5 for additional information regarding impairments of property and equipment during the year ended December 31, 2024.

Asset Acquisitions

The Company assesses acquisitions of assets and other similar transactions to determine whether the transaction should be accounted for as a business combination or an asset acquisition in accordance with ASC 805, Business Combinations. A transaction is accounted for as an asset acquisition when substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets, or when the acquired set does not meet the definition of a business.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands, except share, per share, and digital asset amounts)

In an asset acquisition, the cost of the acquisition is allocated to the individual assets acquired and liabilities assumed on a relative fair value basis. Transaction costs are capitalized as part of the cost of the assets acquired. No goodwill is recognized in an asset acquisition. Any difference between the cost of an asset acquisition and the fair value of the net assets acquired is allocated to the non-monetary identifiable assets based on their relative fair values.

Leases

The Company determines if an arrangement is a lease at inception and classifies its leases at commencement. As lessee, operating leases are presented as right-of-use (“ROU”) assets and the corresponding operating lease liabilities are included in lease liabilities, current portion and lease liabilities, net of current portion on the Company’s Consolidated Balance Sheets. ROU assets represent the Company’s right to use an underlying asset, and lease liabilities represent the Company’s obligation for lease payments in exchange for the ability to use the asset for the duration of the lease term.

ROU assets and lease liabilities are recognized at commencement date and are based on the discounted future lease payments over the term of the lease. As the rate implicit in the Company’s lease agreements is not easily determinable, the Company’s applicable incremental borrowing rate is used in calculating the present value of the sum of the lease payments. The lease term may include options to extend when it is reasonably certain that the Company will exercise that option. In addition, the Company does not recognize short-term leases that have a term of twelve months or less as ROU assets or lease liabilities for all asset classes. The Company recognizes operating lease expense on a straight-line basis over the lease term.

The Company has lease agreements which contain both lease and non-lease components, which it has elected to account for as a single lease component for all asset classes when the payments are fixed. As such, variable lease payments, including those not dependent on an index or rate, such as real estate taxes, common area maintenance, and other costs that are subject to fluctuation from period to period, are not included in lease measurement.

Fair Value Measurement

The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

Certain assets and liabilities of the Company are required to be recorded at fair value either on a recurring or nonrecurring basis. The Company’s non-financial assets such as property and equipment are recorded at cost. Fair value adjustments are made to these non-financial assets, on a nonrecurring basis, in the period an impairment charge is recognized.

The carrying amounts reflected in the Consolidated Balance Sheets for cash, prepaid expenses and other current assets, deposits, due from related party, and accounts payable and accrued expenses approximate fair value due to their short-term nature.

The valuation hierarchy is composed of three levels. The classification within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The levels within the valuation hierarchy are described below:

●	Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

●	Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

●	Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the determination of which category within the fair value hierarchy is appropriate for any given financial instrument is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands, except share, per share, and digital asset amounts)

The following table presents information about the Company’s assets measured at fair value on a recurring basis as of the Consolidated Balance Sheet date:

		Fair Value Measurement Using
	Total	Level 1	Level 2	Level 3
December 31, 2025
Digital assets	$3,413	$3,413	$—	$—
	$3,413	$3,413	$—	$—

December 31, 2024
Digital assets	$77	$77	$—	$—
	$77	$77	$—	$—

There were no transfers between Levels 1, 2 or 3 during the years ended December 31, 2025 and 2024.

Stock-Based Compensation

The Company recognizes stock-based compensation expense for stock appreciation rights (“SARs”) that provide for cash settlement as employee awards within the scope of ASC 718, Stock Compensation (“ASC 718”). The awards reference the shares of DCG and not the Company. The SARs are recorded as a liability on the books and records of DCG. Compensation cost is recognized within general and administrative expenses on the Consolidated Statements of Operations using a straight-line method over the requisite period of the award, which is generally the vesting term. The impact of remeasuring SARs each reporting period and the recognition of stock-based compensation cost is reflected in the Company’s consolidated financial statements as a capital contribution (or investment from Parent) (i.e., compensation cost with an offsetting entry to stockholder’s / member’s equity). The Company does not record a liability related to SARs given the liability-classified awards are reflected as a liability by DCG and are remeasured at intrinsic value under the practical expedient provided in Accounting Standards Update (“ASU”) 2016-09, Compensation–Stock Compensation.

Segment Reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. The Company’s CODM is its Chief Executive Officer. The CODM is regularly provided with the consolidated expenses as presented in the Consolidated Statements of Operations and the Company has determined that the expenses presented in the Consolidated Statements of Operations represent significant segment expenses. The CODM reviews financial performance and allocates resources at a consolidated level on a recurring basis, such that the Company has one operating and one reportable segment.

The CODM manages the one reportable segment on a consolidated basis using consolidated net loss. The CODM reviews the measure of consolidated net loss to evaluate the Company’s operating results and the effectiveness of business strategies. As the Company discloses a single reportable segment, total revenue is reported in the Consolidated Statements of Operations, segment assets are reported in the Consolidated Balance Sheets, and capital expenditures are reported in the Consolidated Statements of Cash Flows.

Income Taxes

On August 14, 2025, pursuant to the Reorganization, DCG and certain of its subsidiaries contributed the membership interests of Fortitude Mining, LLC to the Company, a corporate entity for tax purposes. Prior to August 2025, the Company operated as a limited liability company that by default is classified as a disregarded entity for tax purposes, and was included in the consolidated federal income tax return, as well as various combined state and local income tax returns, with DCG. For the period from January 1, 2025 through the Reorganization date, the Company has elected to include in its separately issued financial statements the allocated amount of current and deferred income tax expense in accordance with ASC 740-10-30-27A. The Company is included in the consolidated federal, state and local income tax returns of DCG and has a tax-sharing agreement with DCG, pursuant to which tax liabilities and attributes are settled as payable and utilized by DCG.

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events on the consolidated financial statements in accordance with ASC 740, Income Taxes. Under this accounting standard, deferred tax assets and liabilities are based on the differences between the book value of assets and liabilities on the consolidated balance sheet and tax bases of assets and liabilities, by applying the enacted statutory tax rates in effect for the years when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is “more-likely-than-not” to be realized.

Under ASC 740-10-25, guidance on accounting for uncertainty in income tax positions describes how uncertain tax positions should be recognized, measured, presented and disclosed in the consolidated financial statements. The guidance requires the Company to determine whether a tax position is “more-likely-than-not” to be sustained upon examination, including resolution of any related appeals or litigation process, based on the technical merits of the position. For tax positions meeting the “more-likely-than-not-threshold”, the tax benefit recognized in the consolidated financial statements is the largest benefit that has a greater than fifty percent likelihood of being realized upon settlement with the relevant taxing authorities.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands, except share, per share, and digital asset amounts)

The Company’s policy is to accrue interest and penalties associated with unrecognized tax benefits, if applicable, as a component of the income tax benefit on the Consolidated Statements of Operations, and the corresponding asset netted within deferred tax liability, on the Consolidated Balance Sheets.

Recent Accounting Pronouncements

Accounting Pronouncements Recently Adopted

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”) to provide more detailed tax disclosure requirements. The guidance requires entities to disclose qualitative information about significant differences between the statutory tax rate and effective tax rate, income taxes paid, and disaggregate information by foreign and domestic income from continuing operations. The disclosure requirements will be applied on a prospective basis, with the option to apply it retrospectively. The effective date for ASU 2023-09 is for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company adopted ASU 2023-09 effective January 1, 2025. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures. The amendments require the disclosure of specified information about certain costs and expenses including purchases of inventory, employee compensation, depreciation, intangible asset amortization, and depreciation, depletion, and amortization recognized as part of oil and gas producing activities. It also requires the disclosure of a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively as well as the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses. The standard will be effective for fiscal years beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact that the adoption of the provisions of the ASU will have on the Company’s consolidated financial statements.

Note 3. Revenues

The Company participates in mining pools operated by a third party, as well as pools operated by Foundry. As a participant in the mining pools, the Company provides a service to perform hash calculations for the mining pool, and the Company is entitled to non-cash consideration based on the pool operator’s payout model. The payout methodologies differ depending on the type of operated mining pool. Full-Pay-Per-Share (“FPPS”), Pay-Per-Share+ (“PPS+”) and Pay Per Last N Shares (“PPLNS”) pools pay block rewards and transaction fees, less mining pool fees. For FPPS and PPS+ pools, the Company is entitled to non-cash consideration even if a block is not successfully validated by the mining pool operators.

The contracts are terminable at any time by either party with no substantive termination penalty. The Company’s enforceable right to compensation begins when, and lasts for as long as, the Company provides computing power to the mining pool operator. The Company’s performance obligation extends over the contract term given the Company’s continuous provision of hashrate. This period of time corresponds with the period of service for which the mining pool operator determines compensation due to the Company. Given cancellation terms of the contract, and the Company’s customary business practice, the contract effectively provides the Company with the option to renew for successive contract terms of 24 hours. The options to renew are not material rights because they are offered at the standalone selling price of computing power. The Company elected the optional exemption to not disclose the transaction price allocated to remaining performance obligations that are part of a contract that has an original expected duration of one year or less.

FPPS Mining Pools

The Company primarily participates in mining pools that use the FPPS payout method. The Company is entitled to compensation once it begins to perform hash calculations for the pool operator in accordance with the operator’s specifications over a 24-hour period beginning midnight UTC and ending 23:59:59 UTC on a daily basis. The non-cash consideration that the Company is entitled to for providing hash calculations to the pool operator under the FPPS payout method is made up of block rewards and transaction fees less pool operator expenses determined as follows:

●	The non-cash consideration in the form of a block reward is based on the total blocks expected to be generated on the Bitcoin network for the daily 24-hour period beginning midnight UTC and ending 23:59:59 UTC in accordance with the following formula: the daily hash calculations that the Company provided to the pool operator as a percent of the Bitcoin network’s implied hash calculations as determined by the network difficulty, multiplied by the total Bitcoin network block rewards expected to be generated for the same daily period.

●	The non-cash consideration in the form of transaction fees paid by transaction requestors is based on the share of total actual fees paid over the daily 24-hour period beginning midnight UTC and ending 23:59:59 UTC in accordance with the following formula: total actual transaction fees generated on the Bitcoin network during the 24-hour period as a percent of total block rewards the Bitcoin network actually generated during the same 24-hour period, multiplied by the block rewards the Company earned for the same 24-hour period noted above.

●	The block reward and transaction fees earned by the Company is reduced by mining pool fees charged by the operator for operating the pool based on a rate schedule per the mining pool contract. The mining pool fee is only incurred to the extent the Company performs hash calculations and generates revenue in accordance with the pool operator’s payout formula during the same 24-hour period beginning midnight UTC daily.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands, except share, per share, and digital asset amounts)

Since the amount of block rewards earned depends on the amount of hash calculations the Company performs, the amount of transaction fees the Company is entitled to depends on the actual Bitcoin network transaction fees over the same 24-hour period. The operator fees for the same 24-hour period are variable since they are determined based on the total block rewards and transaction fees in accordance with the pool operator’s agreement, and therefore the above non-cash consideration is variable. While the non-cash consideration is variable, the Company has the ability to estimate the variable consideration at contract inception with reasonable certainty without the risk of significant revenue reversal. The Company does not constrain this variable consideration because it is probable that a significant reversal in the amount of revenue recognized from the contract will not occur when the uncertainty is subsequently resolved and recognizes the non-cash consideration on the same day that control of the contracted service of providing hashrate is transferred, which is the same day as contract inception.

The Company measures the non-cash consideration at contract inception based on the daily spot rate of Bitcoin determined using the Company’s principal market for Bitcoin.

PPS+ Mining Pools

The Company participated in PPS+ pools that provide non-cash consideration similar to the FPPS pools except the PPS+ amount of transaction fees is determined based on the share of actual transaction fees paid to the specific blocks the mining pool successfully mined in the Litecoin and Dogecoin blockchains in a daily 24-hour period in accordance with the operator’s specifications. Within the PPS+ pools, the non-cash consideration received by the Company is made up of block rewards and transaction fees less mining pool fees. While the non-cash consideration is variable, the Company has the ability to estimate the variable consideration at contract inception with reasonable certainty. The Company does not constrain this variable consideration because it is probable that a significant reversal in the amount of revenue recognized from the contract will not occur when the uncertainty is subsequently resolved and recognizes the non-cash consideration on the same day that control of the contracted service of providing hashrate is transferred, which is the same day as contract inception.

The Company measures the non-cash consideration at contract inception based on the daily spot rate of Litecoin and Dogecoin determined using the Company’s principal market for Litecoin and Dogecoin.

PPLNS Mining Pools

The Company also participated in PPLNS pools that pay rewards only when the pool successfully validates a block. For these pools, the Company only earns a reward when the pool successfully mines a block and its reward is the fractional share of the successfully mined block and transaction fees, reduced by pool operator expenses, based on the proportion of hash calculations the Company performed for the mining pool operator to the total hash calculations performed by all mining pool participants in validating the block during the 24-hour period beginning at midnight UTC and ending 23:59:59 UTC daily.

Contract inception and the enforceable right to consideration begins when the Company commences the performance of hash calculations for the mining pool operator. The non-cash consideration is variable as it depends on whether the mining pool successfully validates a block during each 24-hour period. In addition, other inputs such as the amount of hash calculations and the Company’s fractional share of consideration earned by the pool operator also cause variability. The Company does not have the ability to estimate whether a block will be successfully validated with reasonable certainty at contract inception. The Company constrains the variable consideration at contract inception because it is not probable that a significant reversal in the amount of revenue recognized from the contract will not occur when the uncertainty is subsequently resolved. Once a block is successfully validated, the constraint is lifted. The Company recognizes the non-cash consideration on the same day that control of the contracted service of providing hashrate is transferred, which is the same day as contract inception.

The Company measures the non-cash consideration at contract inception based on the daily spot rate of Zcash determined using the Company’s principal market for Zcash.

The following table presents disaggregation of the Company’s mining revenues:

	Years Ended December 31,
	2025	2024
Revenues from contracts with customers:
Mining pool participant – related party
Bitcoin	$58,072	$61,170
Other	19	194
Total mining pool participant – related party	58,091	61,364

Mining pool participant – third party
Zcash	25,188	11,745
Bitcoin	—	1,620
Other	6,203	7,051
Total mining pool participant – third party	31,391	20,416
Total mining revenues	$89,482	$81,780

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands, except share, per share, and digital asset amounts)

The following table presents information about the Company’s concentration of mining revenues by digital asset:

	Years Ended December 31,
	2025	2024
Bitcoin	65%	77%
Zcash	28%	14%
Other	7%	9%

Note 4. Aurora Acquisition

On October 22, 2025, the Company entered into a purchase agreement with a third party, pursuant to which the Company acquired certain mining related assets including power contracts, land, a building and other mining equipment located in Aurora, Nebraska (the “Aurora Acquisition”). As consideration for the acquired assets, the Company agreed to pay $7,650, of which $1,584 was paid by application of a previously paid hosting deposit, with the remainder being paid in cash at closing. The primary purpose of the Aurora Acquisition is to acquire owned and controlled power in efforts for vertical integration.

The transaction was determined to be an asset acquisition pursuant to ASC 805, Business Combinations, and therefore the purchase price, including transaction costs of $239, were allocated to the assets acquired based on their relative fair values as a percentage of the total fair value of the assets acquired, with no goodwill recognized. The total purchase consideration was allocated to the acquired assets as follows:

Amount
Intangible asset	$4,473
Mining and other computer equipment	2,715
Building	567
Land	134
Total	$7,889

The power contract intangible asset was valued utilizing a with-and-without methodology, which incorporates significant unobservable inputs, including remaining useful life of the power contract, discount rate, and market-based power pricing information. Because these inputs are not directly observable in the market and require significant management judgment, the power contract is classified as Level 3 within the fair value hierarchy. See Note 6 for additional information related to the intangible asset acquired.

Note 5. Property and Equipment, Net

Property and equipment, net consists of the following:

	December 31,
	2025	2024
Mining and other computer equipment	$126,514	$128,935
Leasehold improvements	3,982	3,434
Buildings	1,547	980
Furniture and fixtures	348	395
Land	377	243
Total	132,768	133,987
Less: accumulated depreciation	(93,122)	(74,049)
Property and equipment, net	$39,646	$59,938

Depreciation expense was $32,356 and $30,374 for the years ended December 31, 2025 and 2024, respectively.

During the years ended December 31, 2025 and 2024, the Company acquired property and equipment of $12,986 and $37,379, respectively, of which $3,416 was acquired as part of the Aurora Acquisition during the year ended December 31, 2025. In addition, mining equipment deposits of $1,449 and $10,293 were capitalized into property and equipment during the years ended December 31, 2025 and 2024, respectively.

During the years ended December 31, 2025 and 2024, the Company sold or otherwise disposed of property and equipment resulting in net proceeds of $230 and $716, respectively, and a loss on disposal of equipment, net of $2,600 and $2,767, respectively.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands, except share, per share, and digital asset amounts)

During the year ended December 31, 2024, the Company recorded impairment to mining and other computer equipment due to decreases in the observable market prices of similar equipment of $552 which is included in impairment of mining equipment on the Consolidated Statements of Operations. No impairment expense was recorded for the year ended December 31, 2025.

Note 6. Intangible Asset, Net

Intangible asset, net consists of the following as of December 31, 2025:

	Gross Book Value	Accumulated Amortization	Net Book Value	Weighted-Average Remaining Amortization (Years)
Strategic contracts	$4,473	$(214)	$4,259	3.75

During the years ended December 31, 2025 and 2024, amortization expense related to the Company’s intangible asset was $214 and $0, respectively.

The following table presents the estimated future amortization of the Company’s intangible asset as of December 31, 2025:

2026	$1,118
2027	1,118
2028	1,118
2029	905
Total	$4,259

Note 7. Deposits

The Company contracts with mining equipment manufacturers to procure equipment necessary for the operation of its mining operations. These agreements typically require a certain percentage of the value of the total order to be paid in advance at specific intervals, usually within several days of execution of a contract and periodically thereafter with final payments due prior to each shipment date. Deposits on mining equipment are included within deposits, net of current portion on the Consolidated Balance Sheets which totaled $5,420 and $1,449 as of December 31, 2025 and 2024, respectively.

In addition, the Company contracts with various service providers for hosting of its equipment, operational support in data centers where the Company’s equipment is deployed and construction of data centers on leased sites. These contracts typically require advance payments to service providers in conjunction with the contractual obligations associated with these services. The Company includes these deposits within deposits which totaled $903 and $1,576 and deposits, net of current portion which totaled $5,347 and $7,537 on the Consolidated Balance Sheets as of December 31, 2025 and 2024, respectively.

Note 8. Digital Assets

The following table presents the digital assets held by the Company:

	December 31, 2025
	Quantity	Cost Basis	Fair Value	Concentration
Zcash	6,273	$3,528	$3,195	94%
Other		397	218	6%
		$3,925	$3,413	100%

	December 31, 2024
	Quantity	Cost Basis	Fair Value	Concentration
Zcash	697	$39	$39	50%
Dogecoin	64,093	21	20	26%
Horizen	568	16	16	21%
Other		2	2	3%
		$78	$77	100%

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands, except share, per share, and digital asset amounts)

The following table presents information about the Company’s digital assets:

Balance, January 1, 2024	$—
Revenue recognized from digital assets mined	81,780
Proceeds from sale of digital assets	(78,627)
Digital assets paid for services	(3,249)
Change in fair value of digital assets, net	173
Balance, December 31, 2024	77
Revenue recognized from digital assets mined	89,482
Other revenue	15
Proceeds from sale of digital assets	(81,681)
Digital assets paid for services	(4,113)
Change in fair value of digital assets, net	(367)
Balance, December 31, 2025	$3,413

Realized gains from the sale of digital assets, net, were $138 and $173 for the years ended December 31, 2025 and 2024, respectively, and are included in change in fair value of digital assets, net on the Consolidated Statements of Operations.

Note 9. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	December 31,
	2025	2024
Accounts payable	$1,458	$904
Accrued bonus expense	1,207	423
Accrued hosting expenses	187	1,196
Other	137	125
Total	$2,989	$2,648

Note 10. Income Taxes

The components of the income tax benefit attributable to loss before income taxes are as follows:

	Year ended December 31,
	2025	2024
Current income tax benefit:
Federal	$(268)	$—
State and local	(350)	—
Total current income tax benefit	(618)	—
Deferred income tax benefit:
Federal	(3,056)	—
State and local	(9)	—
Total deferred income tax benefit	(3,065)	—
Income tax benefit	$(3,683)	$—

The following table displays the difference between the U.S. federal statutory corporate tax rate and the effective tax rate:

	Year ended December 31, 2025
	Amount	Rate
Tax benefit at federal statutory rate	$(3,437)	21.00%
Increase (decrease) in tax benefit at federal statutory rate:
State and local income taxes, net of federal tax	(288)	1.76%
Other	42	-0.25%
Effective tax rate	$(3,683)	22.51%

Temporary differences accumulate in deferred income tax balances and are recorded as deferred tax assets and deferred tax liabilities.

The components of deferred tax assets and liabilities were as follows:

	December 31,
	2025	2024
Deferred tax assets
Lease liability	$638	$—
Unrealized losses	115	—
Other	6	—
Subtotal	759	—
Valuation allowance	—	—
Total deferred tax asset	759	—

Deferred tax liabilities
Depreciation and amortization	(4,208)	—
Right-of-use assets	(640)	—
Prepaid expenses	(83)	—
Total deferred tax liability	(4,931)	—
Net deferred tax liability	$(4,172)	$—

On August 14, 2025, pursuant to the Reorganization, DCG and certain of its subsidiaries contributed the membership interests of Fortitude Mining, LLC to the Company, a corporate entity for tax purposes. Prior to August 2025, the Company operated as a limited liability company that by default is classified as a disregarded entity for tax purposes, and was included in the consolidated federal income tax return, as well as various combined state and local income tax returns with DCG. For the period from January 1, 2025 through the Reorganization date, the Company has elected to include in its separately issued financial statements the allocated amount of current and deferred income tax expense in accordance with ASC 740-10-30-27A.

The Company has not identified any uncertain tax positions that warrant tax reserves based on the “more-likely-than-not” threshold. The Company does not expect unrecognized tax benefits to significantly change in the next twelve months.

Management has assessed positive and negative evidence to determine whether a valuation allowance against the existing gross deferred tax assets is required. Although this is the first year of operations, the Company and its ultimate parent generated significant taxable income in each year and projects that sufficient future taxable income will be generated. Additionally, the Company has a net deferred tax liability, and therefore after consideration of the evidence applicable to the Company, management believes that it is more-likely-than-not that the gross deferred tax asset will be realized in the future. As a result, as of December 31, 2025, the Company did not have a valuation allowance recorded against its deferred tax asset.

The Company is subject to U.S. federal income tax and state and local income tax in multiple jurisdictions. As of December 31, 2025, the earliest year the Company remains subject to examination by the Internal Revenue Service is for the tax year ended December 31, 2024. The earliest year the Company remains subject to examination by state and local tax authorities is for the tax year ended December 31, 2024. The Company is not currently under examination for any open tax periods.

Note 11. Stockholder's / Member's Equity

Fortitude Mining, LLC Member's Equity

Prior to the Reorganization and pursuant to the terms of the Limited Liability Company Agreement, the business and affairs of the Company were managed and operated by the management of the Company, however, as a single member, LLC membership interests were ultimately controlled by DCG.

All member’s equity presented prior to the Transaction represents Parent’s historical net investment in the Company, as well as the accumulated net losses and the net effect of settled transactions with and allocations from Parent.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands, except share, per share, and digital asset amounts)

Fortitude Mining Holdings, Inc. Stockholder's Equity

On August 12, 2025, in connection with the Reorganization, the Company’s Board of Directors approved the certificate of incorporation. The certificate of incorporation authorizes the issuance of 10,000,000 shares of common stock, par value $0.0001 per share. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. As of December 31, 2025, 5,000,000 shares of common stock were issued and outstanding, all of which is ultimately held by Parent as a result of the Reorganization.

Note 12. Stock-based Compensation

Digital Currency Group, Inc. Stock Appreciation Rights Plan

The Stock Appreciation Rights Plan (the “SARs Plan”) provides for the grant of SARs to employees, directors, and key persons of DCG and any subsidiary. The awards reference the shares of DCG and not the Company. The SARs Plan provides the employees with the right to receive, at the date the rights are exercised, cash settlements in the amount equal to the fair value of the market appreciation of the common stock since the grant date of the rights. The SARs typically vest 25% on the one-year anniversary from the grant date with the remaining 75% vesting in equal quarterly installments over the following three years. DCG’s Board of Directors is responsible for administration of the SARs Plan and has the sole discretion to determine which grantees will be granted awards and the terms and conditions of the awards granted.

The following table summarizes the activities related to SARs granted by DCG to employees of the Company:

	Number of SARs (in Shares)	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding, January 1, 2024	10,639	$53.59	9.0
Granted	6,145	55.87
Exercised	(4,475)	27.93
Outstanding, December 31, 2024	12,309	64.05	8.4
Granted	1,894	54.03
Exercised	(895)	27.93
Forfeited or cancelled	(531)	54.40
Outstanding, December 31, 2025	12,777	$65.50	7.6
Exercisable, December 31, 2025	7,627	$73.61	7.1

During the years ended December 31, 2025 and 2024, the Company recorded stock-based compensation expense of $95 and $339, respectively, which includes an allocation of cost related to Foundry employees that participated in the digital asset mining business prior to the legal separation of Fortitude. As of December 31, 2025, $30 of unrecognized compensation expense related to non-vested SARs awards is expected to be recognized over the weighted average remaining vesting period of 2.3 years, which is dependent on the subsequent intrinsic value of the awards.

Note 13. Risk and Uncertainties

The Company’s operating activities expose it to various types of risk that are associated with the mining, liquidation, and holding of digital assets. The significant types of risks to which the Company is exposed include, but are not limited to, market risk, industry risk, regulatory risk, liquidity risk, concentration risk, credit risk, counterparty risk, and digital asset risk. Certain aspects of those risks include, but are not limited to, the risk of loss related to value of digital assets mined but not yet liquidated, the risk that the type of digital assets that the Company mines will decrease in value, the risk of reliance on mining revenues which are highly concentrated, and the risk of reliance on vendors such as mining pool operators, equipment vendors and hosting and energy providers.

The digital asset industry is currently largely unregulated, highly speculative, and volatile. The price of digital assets has a limited history. During such history, digital asset prices have been volatile and subject to influence by many factors including the levels of liquidity. If digital asset markets continue to experience significant price fluctuations, the Company may experience substantial losses. Several factors may affect the price of digital assets, including, but not limited to, global supply and demand, and competition from other forms of digital asset or payment services.

Note 14. Related Party Transactions

Foundry is a mining pool operator in which the Company is a mining participant. For the years ended December 31, 2025 and 2024 related party mining participant revenue was $58,091 and $61,364, respectively.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands, except share, per share, and digital asset amounts)

The Company recognizes stock-based compensation expense for awards that reference the shares of DCG and not the Company. Awards that reference the shares of DCG and are expected to be settled in cash are recorded as a liability on the books and records of DCG (see Note 12 for further details).

The Company has a tax-sharing agreement with DCG whereby any tax liabilities or benefits attributable to the Company will be settled between the Company and DCG when such tax liabilities or benefits are used in the consolidated tax returns of DCG. As of December 31, 2025 and 2024, the Company recognized $618 and $0, respectively, within prepaid expenses and other current assets on the Consolidated Balance Sheets in relation to these tax attributes.

During the year ended December 31, 2025, DCG contributed $9,357 to the Company which was used to finance the Aurora Acquisition and acquisitions of other property and equipment. In addition, DCG, via Foundry, contributed $459 of property and equipment to the Company.

During the year ended December 31, 2024, the Company had net contributions from Parent of $20,676, which primarily represent contributions from Parent to acquire property and equipment, partially offset by the Company’s cash flows from operations that were controlled and maintained by Foundry prior to the legal separation of Fortitude. Transactions with Foundry that were not settled in cash are presented within the Consolidated Statements of Changes in Stockholder’s / Member’s Equity as net investment from Parent. In addition, subsequent to the Transaction, DCG contributed $2,936 to the Company during the year ended December 31, 2024 which was used to acquire property and equipment.

During the year ended December 31, 2024, the Company’s consolidated financial statements include corporate general and administrative expenses of Foundry that have been allocated to the Company for purposes of these consolidated financial statements and presentation of Fortitude as a standalone company. The allocations include significant support functions provided by Foundry including, but not limited to, employee compensation and benefits, professional services, facilities and corporate office expenses, and information technology, some of which are continuing after the legal separation of Fortitude pursuant to a certain shared services agreement further detailed below. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder primarily allocated on the basis of headcount or other allocation methodology that is considered to be a reasonable reflection of the utilization of the services by the Company. The allocations, however, may not be indicative of the actual expenses that would have been incurred had the Company operated as a standalone company and obtained services from unaffiliated entities. See Note 2 for further information on the carve-out and basis of presentation.

Effective October 1, 2024, the Company entered into a shared services agreement (the “SSA”) with Foundry, under which Foundry agreed to provide certain services, including data platform, energy management advisory, information technology and infrastructure support, human resources support and other services to the Company. The SSA includes both fixed monthly fees and variable components based on usage of certain services which are due and payable on a monthly basis. The SSA includes automatic one-year renewals unless terminated by either party. Further effective October 1, 2024, the Company entered into a managed services agreement (the “MSA”) with Foundry, under which Foundry agreed to provide on-site and remote management and monitoring services at the Company’s mining locations. The MSA includes both fixed monthly fees and variable components based on usage of certain services which are due and payable on a monthly basis. The MSA has an initial term of two years, and includes automatic one-year renewals unless terminated by either party. During the years ended December 31, 2025 and 2024, the Company incurred costs of $1,399 and $423 pursuant to the SSA and MSA, which are included within cost of revenues and general and administrative expenses on the Consolidated Statements of Operations based on the nature of the costs.

Effective January 1, 2025, the Company entered into a transition services agreement (the “TSA”) with DCG, under which DCG agreed to provide certain services, including financial planning and analysis, accounting support, communications and events support and other services to the Company. The TSA includes fixed monthly fees and also requires payment for any additional services performed. During the year ended December 31, 2025, the Company incurred costs of $329 pursuant to the TSA, which are included within general and administrative expenses on the Consolidated Statements of Operations.

The Company leased a portion of its building site to Foundry which is included in rental income - related party on the Consolidated Statements of Operations. On November 1, 2025, the lease was terminated by both parties.

As of December 31, 2025 and 2024, amounts due from related party resulting from the aforementioned agreements totaled $13 and $46, respectively, and are included within due from related party on the Consolidated Balance Sheets. These amounts are expected to be settled in the short term and are non-interest bearing.

Note 15. Commitments and Contingencies

Leases

The Company, as lessee, leases building and mining site operational space under various operating lease arrangements. Certain lease arrangements include renewal options, and certain of the Company’s lease agreements require compliance with certain customary covenants throughout the term of the leases.

Operating lease costs totaled $449 and $360 for the years ended December 31, 2025 and 2024, respectively, and are included in general and administrative expenses on the Consolidated Statements of Operations. The weighted-average remaining lease term for operating leases was 8.0 years and the weighted-average discount rate was 4.92% as of December 31, 2025.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in thousands, except share, per share, and digital asset amounts)

The following table presents the Company’s future minimum operating lease payments as of December 31, 2025:

2026	$480
2027	461
2028	458
2029	461
2030	463
Thereafter	1,126
Total minimum lease payments	3,449
Less effects of discounting	(645)
Total lease liabilities	$2,804

Other Commitments and Contingencies

The Company is subject at times to various claims, lawsuits and governmental proceedings that arise in the ordinary course of business. The Company reviews its legal proceedings on an ongoing basis and provides disclosure and records loss contingencies pursuant to the loss contingencies accounting guidance. The Company establishes accruals for such matters when potential losses become probable and can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be estimated, the Company discloses the possible loss in the consolidated financial statements.

Note 16. Subsequent Events

The Company evaluated subsequent events through March 13, 2026, the issuance date of these consolidated financial statements.

Under certain hosting arrangements, the Company has the ability to shut off hosted mining machines as a “stop-loss” contract mechanic, provided that the hosting facility has the ability to utilize the Company’s mining machines during the shutdown period for its own benefit. Effective March 1, 2026, the Company made a strategic decision to suspend operation of certain mining machines at a hosting provider based on the underlying productivity of the machines. The Company has the right to renew operation of the machines at its discretion.